Exhibit 10.5

AMENDMENT TO 2009 WARRANT

This AMENDMENT TO 2009 WARRANT is dated as of March 22, 2011, by and between Dais Analytic Corporation, a New York corporation (the “Company”), and Platinum-Montaur Life Sciences, LLC (“Platinum”), a Delaware limited liability company.

WHEREAS, the Company issued to Platinum the Stock Purchase Warrant, dated as of March 12, 2009 (the “2009 Warrant”), on or about March 12, 2009; and

WHEREAS, the parties desire to amend the 2009 Warrant as is set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. Amendment to Term. Section 3 of the 2009 Warrant (captioned “Period of Exercise”) is hereby amended to read in its entirety as follows:

This Warrant is exercisable, subject to the following limitations, at any time or from time to time during the period beginning on the Issuance Date and ending on March 22, 2016.

2. Amendment to Exercise Provisions. The 2009 Warrant shall be deemed amended to add the following as Section 15:

15. Cashless Exercise. Notwithstanding any provisions herein to the contrary if (i) the Per Share Market Value (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below) and (ii) a registration statement under the Securities Act providing for the resale of the Warrant Shares is not then in effect, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Agreement in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

Where	X =	the number of shares of Common Stock to be issued to the Holder.
	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.
	A =	the Exercise Price.
	B =	the Per Share Market Value of one share of Common Stock.

For purposes hereof, “Per Share Market Value” means on any particular date (a) the last closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then

[Amendment to 2009 Warrant]

the “Pink Sheet” quotes for the applicable trading days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

3. Continuing Effect. Except as otherwise set forth herein, and in the Amendment to Warrants dated as of December 2009, between the parties hereto, the 2009 Warrant remains un-amended and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to 2009 Warrant as of the date first written above.

DAIS ANALYTIC CORPORATION

By:	/s/ Timothy N. Tangredi
	Name:	Timothy N. Tangredi
	Title:	President & CEO

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:	/s/ Joseph Sanfilippo
	Name:	Joseph Sanfilippo
	Title:	CFO

[Amendment to 2009 Warrant]